Exhibit 10.4

EXECUTION COPY

EXHIBIT C

GUARANTY

This GUARANTY, dated as of November 12, 2018 (as may be amended or modified from time to time, this “Guaranty”), is made by FORTRESS BIOTECH, INC., a Delaware corporation (“Guarantor”), in favor of INVAGEN PHARMACEUTICALS INC., a New York corporation (the “Lender”).

WITNESSETH:

WHEREAS, pursuant to the Stock Purchase and Merger Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “SPMA”), by and between Avenue Therapeutics, Inc., a Delaware corporation (“Borrower”), Lender and Madison Pharmaceuticals Inc., a Delaware corporation, the Lender will, among other things, through a series of related transactions as set forth therein, indirectly acquire all of the issued and outstanding capital stock of the Borrower (the “Acquisition”);

WHEREAS, pursuant to the Credit Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and between Borrower, and the Lender, the Lender has extended commitments to make Loans from time to time to and for the benefit of Borrower;

WHEREAS, the Guarantor is a significant shareholder of the Borrower;

WHEREAS, (i) in consideration of the Lender entering into the SPMA, and (ii) as a condition precedent to the making of the Loans under the Credit Agreement, Guarantor is required to execute and deliver this Guaranty; and

WHEREAS, Guarantor has duly authorized the execution, delivery and performance of this Guaranty and will receive direct and indirect benefits by reason of the consummation of the Acquisition and the other transactions contemplated by the SPMA and the availability of the commitments under the Credit Agreement and the making of the Loans from time to time to Borrower by the Lender.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lender to make Loans to Borrower pursuant to the Credit Agreement, Guarantor hereby agrees with the Lender as follows:

Article I

DEFINITIONS

SECTION 1.1.          Certain Terms. The following terms when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Acquisition” has the meaning given in the recitals hereto.

“Borrower” has the meaning given in the recitals hereto.

“Credit Agreement” has the meaning given in the recitals hereto.

“Guaranteed Obligations” has the meaning given in Section 2.1.

“Guarantor” has the meaning given in the preamble hereto.

“Guaranty” has the meaning given in the preamble hereto.

“Lender” has the meaning given in the preamble hereto.

“SPMA” has the meaning given in the recitals hereto.

SECTION 1.2.          Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.

Article II

GUARANTY

SECTION 2.1.          Guaranty. Guarantor hereby unconditionally and irrevocably guarantees the full and prompt payment when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, all amounts which would have become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), of the following (collectively, the “Guaranteed Obligations”):

(a)          all obligations of Borrower to the Lender now or hereafter existing under the Credit Agreement, whether for principal, interest, fees, charges, expenses or otherwise; and

(b)          any and all costs and expenses (including, without limitation, reasonable fees and expenses of legal counsel and accountants) incurred by the Lender in enforcing any of its rights under this Guaranty.

This Guaranty constitutes a guaranty of payment when due and not merely of collection, and Guarantor specifically agrees that it shall not be necessary or required that the Lender exercise any right, assert any claim or demand or enforce any remedy whatsoever against Borrower or any collateral before or as a condition to the obligations of Guarantor hereunder. Notwithstanding the foregoing, the obligations of Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render Guarantor’s obligations hereunder subject to avoidance as a fraudulent transfer or fraudulent conveyance under Section 548 of the Bankruptcy Code or any provisions of applicable state law.

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SECTION 2.2.          Acceleration of Guaranty. Guarantor agrees that, if any Event of Default under Section 8 of the Credit Agreement shall occur and be continuing at a time when any of the Guaranteed Obligations are not then due and payable, to the extent not prohibited by applicable Debtor Relief Laws, Guarantor will pay to the Lender forthwith the full amount which would be payable hereunder by Guarantor if all such Guaranteed Obligations were then due and payable.

SECTION 2.3.          Guaranty Absolute. This Guaranty is a continuing, absolute, unconditional and irrevocable guaranty of payment and shall remain in full force and effect until all the Guaranteed Obligations have been indefeasibly paid in full in cash and all commitments under the Credit Agreement shall have permanently terminated. Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Guaranty under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. The obligations of Guarantor under this Guaranty are independent of the obligations under the Credit Agreement and a separate action or actions may be brought and prosecuted against Guarantor to enforce this Guaranty, irrespective of whether any action is brought against Borrower or Guarantor or whether Borrower or Guarantor is joined in any such action or actions. The liability of Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

(a)          any lack of validity, legality or enforceability of the Credit Agreement, this Guaranty or any other agreement or instrument relating to any of the foregoing;

(b)          any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any compromise, renewal, extension, acceleration or release with respect thereto, or any other amendment or waiver of or any consent to departure from the Credit Agreement or this Guaranty, including any increase in the Guaranteed Obligations resulting from the extension of additional credit to Borrower or otherwise;

(c)          any addition, exchange, release, impairment or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d)          the failure of the Lender:

(i)          to assert any claim or demand or to enforce any right or remedy against Borrower or any other Person (including any other guarantor) under the provisions of the Credit Agreement, this Guaranty or otherwise; or

(ii)         to exercise any right or remedy against any other guarantor of, or collateral securing, any of the Guaranteed Obligations;

(e)          any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement or this Guaranty;

(f)          any defense, set-off or counterclaim which may at any time be available to or be asserted by Borrower against the Lender, whether in connection with this Guaranty, the transactions contemplated in the Credit Agreement, or any unrelated transaction;

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(g)          any reduction, limitation, impairment or termination of the Guaranteed Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and Guarantor hereby waives any right to or claim of) any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise or unenforceability of, or any other event or occurrence affecting, the Guaranteed Obligations or otherwise;

(h)          any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other assets of Borrower;

(i)           any change, restructuring or termination of the corporate structure or existence of Borrower or Guarantor; or

(j)           any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, Borrower or Guarantor.

SECTION 2.4.          Reinstatement, etc. All payments to be made hereunder by Guarantor shall be made without offset, set-off or deduction of any kind. Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is rescinded or must otherwise be restored by the Lender, upon the insolvency, bankruptcy or reorganization of Borrower, or otherwise, all as though such payment had not been made.

SECTION 2.5.          Waiver. Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Lender protect, secure, perfect or insure any lien or any property subject thereto or exhaust any right or take any action against Borrower or any other Person (including any other guarantor) or any collateral securing the Guaranteed Obligations.

SECTION 2.6.          Waiver of Subrogation. Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against Borrower that arise from the existence, payment, performance or enforcement of Guarantor’s obligations under this Guaranty or the Credit Agreement, including any right of subrogation, reimbursement, contribution, exoneration or indemnification, any right to participate in any claim or remedy of the Lender against Borrower, Guarantor or any collateral which the Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from Borrower or Guarantor, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights, until such time as the Guaranteed Obligations shall have been indefeasibly paid in full in cash and all commitments under the Credit Agreement shall have permanently terminated. If any amount shall be paid to Guarantor in violation of the preceding sentence, such amount shall be deemed to have been paid to Guarantor for the benefit of, and held in trust for, the Lender, and shall forthwith be paid to the Lender to be credited and applied against the Guaranteed Obligations, whether matured or unmatured. Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section 2.6 is knowingly made in contemplation of such benefits.

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Article III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1.          Representations and Warranties. Guarantor hereby represents and warrants to the Lender as follows:

(a)          Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has full corporate power and authority to enter into this Guaranty and to carry out the transactions contemplated hereby;

(b)          the execution and delivery by Guarantor of this Guaranty and the consummation by Guarantor of the transactions contemplated hereby have been duly authorized by all necessary corporate action of Guarantor. This Guaranty has been duly executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the rights of creditors generally and subject to the effects of general principles of equity (regardless of whether considered in a proceeding in law or equity);

(c)          the execution and delivery of this Guaranty and the consummation by Guarantor of the transactions contemplated hereby do not (i) contravene or result in a default under Guarantor’s certificate of incorporation or bylaws (or such equivalent organizational documents), (ii) contravene or result in a default under any contractual restriction or Legal Requirements binding on Guarantor, (iii) require any filings, approvals, consents or authorizations which have not been duly obtained or (iv) result in the creation or imposition of any lien on Guarantor’s properties;

(d)          Guarantor is not an “investment company,” or an “affiliated Person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended;

(e)          no judgments, orders, writs or decrees are outstanding against Guarantor, nor is there pending or, to the best of Guarantor’s knowledge, threatened any litigation, contested claim, investigation, arbitration, or governmental proceeding by or against Guarantor that (i) individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Guaranty or the consummation of the transactions contemplated hereby;

(f)           none of the written financial or other information relating to Guarantor and provided by Guarantor to the Lender contains any material misstatement of fact or omits to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made;

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(g)          Guarantor has filed all tax returns (Federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, or, to the extent Guarantor is contesting in good faith an assertion of liability based on such returns, has provided adequate reserves for payment thereof in accordance with GAAP;

(h)          there are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived;

(i)           Guarantor has, independently and without reliance upon the Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty; and

(j)           Guarantor is, and upon the consummation of the transactions contemplated under this Guaranty will be, Solvent.

Article IV

COVENANTS

SECTION 4.1.          Affirmative Covenants. Guarantor covenants and agrees that, until the termination of this Guaranty pursuant to Section 5.5, Guarantor will, unless the Lender shall otherwise consent in writing:

(a)          Corporate Existence. (i) Maintain its corporate existence, (ii) qualify to transact business as a foreign corporation where the nature or extent of its business or the ownership of its property requires it to be so qualified and (iii) maintain in full force and effect all licenses, bonds, franchises, leases and qualifications to do business, and all patents, trademarks, copyrights, intellectual property, contracts and other rights and privileges necessary to the conduct of its businesses or the performance of its obligations under this Guaranty.

(b)          Maintenance of Property. Keep all property useful, necessary and material to its business in good working order and condition (ordinary wear and tear excepted) as may be required or appropriate.

(c)           Taxes and other Claims. Pay and discharge when due all Federal, state and local tax assessments and other governmental charges and levies imposed against Guarantor or any of its property; provided, however, that any such tax assessment, charge or levy need not be paid if it is being contested, in good faith, by appropriate proceedings diligently conducted and if an adequate reserve or other appropriate provision shall have been made therefor to the extent required in accordance with GAAP.

(d)          Legal Requirements. Comply with all applicable Legal Requirements, including, without limitation, those relating to environmental matters, employee matters (including the collection, payment and deposit of employees’ income, unemployment and social security taxes) and with respect to pension liabilities.

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(e)          Books and Records. Maintain adequate books and records (including, without limitation, computer printouts and programs) in accordance with GAAP.

(f)          Inspection Rights. At any reasonable time and from time to time upon reasonable notice, (i) permit or arrange for the Lender and its agents and representatives to examine and make copies of and abstracts from the records and books of account of, and the properties of, Guarantor and each of its Subsidiaries, and (ii) permit or arrange for the Lender and its agents and representatives to discuss the affairs, finances and accounts of Guarantor and its Subsidiaries with Guarantor and its Subsidiaries and their respective officers, directors and accountants.

SECTION 4.2.          Negative Covenants. Guarantor covenants and agrees that, until the termination of this Guaranty pursuant to Section 5.5, Guarantor will not, without the prior written consent of the Lender:

(a)          Consolidation and Merger. Wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or agree to do any of the foregoing at any future time.

(b)          Corporate Changes, etc. Amend, alter or modify its certification of incorporation or bylaws (or equivalent organizational documents) or its corporate or capital structure or status in a manner adverse to the Lender.

(c)          Change of Business. Make any material change in the nature of its business as carried on at the date hereof or enter into any new type of business outside its industry as of the date hereof.

(d)          Sales, etc. of Assets. Except to the extent expressly permitted under this Guaranty, the Credit Agreement or the SPMA, directly or indirectly sell, lease, transfer, assign or otherwise dispose of all or substantially all of its assets.

Article V

MISCELLANEOUS

SECTION 5.1.          Incorporation by Reference. This Guaranty shall be subject to the provisions of Section 12.1 (Entire Agreement), Section 12.6 (Severability), Section 12.10 (Specific Performance), Section 12.11 (Submission to Jurisdiction), Section 12.12 (Waiver of Jury Trial) and Section 12.16 (Interpretation) of the SPMA, each of which is incorporated by reference herein. This Guaranty is the “Guaranty” referred to and executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION 5.2.          Modifications, Etc. Any amendment or modification to this Guaranty, including this undertaking itself, any waiver of any provision of this Guaranty and any consent to any departure by Guarantor therefrom shall only be valid if effected by an instrument or instruments in writing signed by the Lender and, in the case of any such amendment or modification, Guarantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The parties agree that they jointly negotiated and prepared this Guaranty and this Guaranty will not be construed against any party on the grounds that such party prepared or drafted the same.

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SECTION 5.3.          Notices. Notices will be deemed to have been received (a) upon receipt of a registered letter, (b) three (3) Business Days following proper deposit with an internationally recognized express overnight delivery service, (c) in the case of transmission by email, as of the date so transmitted (or if so transmitted after normal business hours at the place of the recipient, on the Business Day following such transmission), or (d) in the case of transmission by email, upon confirmation of a facsimile transmission (or if so transmitted after normal business hours at the place of the recipient, on the Business Day following such confirmation):

If to Guarantor:

Fortress Biotech, Inc.

2 Gansevoort Street, 9th Floor

New York, NY 10014

Attn: Dr. Lindsay Rosenwald, M.D.

Email: lrosenwald@fortressbiotech.com

with a copy (which shall not constitute notice) to:

Fortress Biotech, Inc.

2 Gansevoort Street, 9th Floor

New York, NY 10014

Attn: Samuel W. Berry, Esq.

Email: sberry@fortressbiotech.com

If to the Lender:

InvaGen Pharmaceuticals Inc.

Site B, 7 Oser Ave.

Hauppauge, NY 11788

c/o

A.S. Kumar, Esq.

Global General Counsel

Cipla Ltd.

Cipla House, Peninsula Business Park,

Ganapatrao Kadam Marg, Lower Parel West,

Mumbai, Maharashtra 400013, India

Email: as.kumar@cipla.com and cosecretary@cipla.com

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With a copy (which shall not constitute notice) to:

InvaGen Pharmaceuticals Inc.

Site B, 7 Oser Ave.

Hauppauge, NY 11788

c/o

Nishant Saxena

Global Chief Strategy Officer

Cipla Ltd.

Cipla House, Peninsula Business Park,

Ganapatrao Kadam Marg, Lower Parel West,

Mumbai, Maharashtra 400013, India

Email: nishant.saxena@cipla.com

With a copy (which shall not constitute notice) to:

Hughes Hubbard & Reed LLP

One Battery Park Plaza

New York, NY 10004-1482

Attn: Kenneth A. Lefkowitz

Email: ken.lefkowitz@hugheshubbard.com

or to such other address as may be hereafter communicated in writing by the parties in a notice given in accordance with this Section 5.3.

SECTION 5.4.          Binding on Successors, Transferees and Assigns; Assignment. This Guaranty shall be binding upon Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by the Lender and its successors, transferees and assigns; provided, however, that Guarantor may not assign any of its obligations hereunder without the prior written consent of the Lender (and any such assignment without such consent shall be null and void). The Lender may assign its rights and obligations hereunder to any other Person upon written notice to, but without the consent of, Guarantor. Without limiting the generality of the foregoing, the Lender may assign or otherwise transfer (in whole or in part) all or any portion of its commitments under the Credit Agreement or any Loans made by it to any other Person, and such other Person shall thereupon become vested with all rights and benefits in respect thereof granted to such Lender under the Credit Agreement and this Guaranty or otherwise, subject, however, to the provisions of Section 10(e) of the Credit Agreement.

SECTION 5.5.          Termination of Guaranty. Upon the indefeasible payment in full in cash of all Guaranteed Obligations and the termination of all commitments and other obligations of the Lender under the Credit Agreement (other than the obligations that are intended to survive the termination of the Credit Agreement), this Guaranty shall terminate. Upon the termination of this Guaranty pursuant to this Section 5.5, the Lender will, at Guarantor’s written request and expense, execute and deliver to Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to Guarantor of an interest in the Guaranteed Obligations resulting from any payment made by Guarantor pursuant to this Guaranty.

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SECTION 5.6.          Right to Set-Off. Upon the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of Guarantor against any and all of the Guaranteed Obligations of Guarantor now or hereafter existing under this Guaranty, irrespective of whether the Lender shall have made any demand under the Credit Agreement or this Guaranty. The Lender agrees promptly to notify Guarantor after any such set-off and application made by the Lender; provided, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section 5.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

SECTION 5.7.          Governing Law. This Guaranty and any claims or causes of action pursuant to it shall be governed by and construed in accordance with the laws of the State of Delaware, without regard for its principles of conflict of laws. Guarantor acknowledges and agrees that it has received full and sufficient consideration for this provision (and each other provision of each other credit document to which it is a party) and that this provision is a material inducement for the Lender entering into the Credit Agreement and this Guaranty.

SECTION 5.8.          Counterparts; Facsimile Signature. This Guaranty and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in one (1) or more counterparts, by original or facsimile (or other such electronically transmitted) signature, each of which will be deemed an original, but all of which will constitute one and the same instrument.

SECTION 5.9.          Rights Cumulative. All rights and remedies of each of the parties under this Guaranty will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Guaranty or applicable Legal Requirements.

SECTION 5.10.         No Waiver. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The Lender shall have all remedies available at law or equity, including without limitation, the remedy of specific performance for any breach of any provision hereof.

SECTION 5.11.         Waiver of Certain Claims. TO THE EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST THE LENDER ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS GUARANTY OR ANY INSTRUMENT CONTEMPLATED HEREBY.

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IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

FORTRESS BIOTECH, INC., as Guarantor

By:	/s/ Lindsay A. Rosenwald
Name: Lindsay A. Rosenwald
Title: President and CEO

[Signature Page to Guaranty]

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Acknowledged and Accepted:

INVAGEN PHARMACEUTICALS INC., as the Lender

By:	/s/ Deepak Agarwal
Name: Deepak Agarwal
Title: CFO

[Signature Page to Guaranty]

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